EXHIBIT 10.2
GUARANTY AND SECURITY AGREEMENT
GUARANTY AND SECURITY AGREEMENT dated as of August 5, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among Remark Holdings, Inc., a Delaware corporation (the “Issuer”), the affiliates of the Issuer party hereto (the “Guarantors” and, collectively with the Issuer, the “Grantors”), the holders of the Debentures (as defined below) party hereto (collectively, the “Holders”), and Argent Institutional Trust Company, as collateral agent for the benefit of the Holders (in such capacity, the “Collateral Agent”).
RECITALS
WHEREAS, on the date hereof, the Issuer will issue to the Holders its Secured Convertible Debentures dated the date hereof in an aggregate principal amount of $19,980,637.62 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Debentures”; capitalized terms used but not defined herein shall have the meaning assigned to such term in the Debentures), pursuant to that certain Exchange Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”) by and between the Issuer and Mudrick Capital Management, L.P., on behalf of itself and the other Holders, each Guarantor listed on the signature pages thereto and each of the Holders of the Debentures; and
WHEREAS, as a condition precedent to the acceptance of the Debentures, the Holders require each Grantor grant to the Collateral Agent a security interest in such Grantor’s assets pursuant to the terms of this Agreement to secure the payment and performance in full of the Issuer’s obligations in respect of the Debentures (including, for the avoidance of doubt, payment of the Milbank Fees) (collectively, the “Secured Obligations”) and each Grantor (other than the Issuer) to guarantee the Secured Obligations.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Guarantee.
(a)Each Guarantor unconditionally and irrevocably guarantees, jointly with the other Guarantors, and severally, as a primary obligor and not merely as a surety, irrespective of the validity and enforceability of the Debentures or the obligations of the Issuer thereunder, the due and punctual payment and performance of all Secured Obligations, whether now or hereafter existing, due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, together in each case with all renewals, modifications, consolidations or extensions thereof. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest
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amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets of such Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to applicable law or any agreement providing for an equitable allocation among such Guarantor and other affiliates of the Issuer of obligations arising under guaranties by such parties. If any Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Secured Obligations, then it is understood and agreed that the portion of the Secured Obligations for which such Guarantor is liable hereunder shall be the last portion of the Secured Obligations to be repaid.
(b)Each Guarantor guarantees that the Secured Obligations will be paid in accordance with the terms of this Agreement and the Debentures, regardless of any law or regulation now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders with respect hereto and thereto. The obligations of each Guarantor are independent of the Secured Obligations of each other Guarantor or the obligations of the Issuer, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Issuer or any other Guarantor or whether the Issuer or any other Guarantor is joined in any such action or actions. This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with each other Guarantor.
(c)Except with respect to the Fraudulent Transfer Laws, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any other Person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Secured Obligations and would be owed by the Issuer under the Debentures or any other Guarantor under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer or such other Guarantor.
(d)Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by, and each Guarantor hereby waives:
(i)any change in the manner, place, time or terms of payment of any Secured Obligation or any other amendment, supplement or modification to this Agreement or the Debentures;
(ii)any release, non-perfection or invalidity of any direct or indirect security for any Secured Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Secured Obligation;

(iii)any change in the existence, structure or ownership of any party or any insolvency, examinership, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any party or its assets or any resulting disallowance, release or discharge of all or any portion of any Secured Obligation;
(iv)the existence of any claim, set-off or other right which any Guarantor may have at any time against any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(v)any invalidity or unenforceability relating to or against the Issuer for any reason of the Debentures or any other agreement or instrument evidencing or securing any Secured Obligation or any provision of applicable law purporting to prohibit the payment by any party of any Secured Obligation;
(vi)any failure by any Holder: (1) to file or enforce a claim against the Issuer or its estate (in a bankruptcy, examinership or other proceeding); (2) to give notice of the existence, creation or incurrence by the Issuer of any new or additional indebtedness or obligation under or with respect to the Secured Obligations; (3) to commence any action against the Issuer; (4) to disclose to any Guarantor any facts which any Holder may now or hereafter know with regard to the Issuer; or (5) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations;
(vii)any direction as to application of payment by any other Person
(viii)any act or failure to act by any Holder or the Issuer which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any other Grantor or any right to recover full indemnity for any payments made by such Guarantor in respect of the Secured Obligations; or
(ix)any other act or omission to act or delay of any kind by any other entity, Person or circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder (except that a Guarantor may assert the defense of payment in full of the Secured Obligations).
(e)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to any Holder in respect of any obligations guaranteed hereby until payment in full of all Secured Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (i) the maturity of the Secured Obligations may be accelerated as provided in Section 4, notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (ii) in the event of any such acceleration, the Secured Obligations shall forthwith become due and payable by the Guarantors.
2.Collateral; Security Interest.

(a)To secure the payment and performance in full of all of the Secured Obligations, each Grantor hereby pledges, grants and assigns to the Collateral Agent, for the benefit of the Holders, a continuing security interest in all goods, inventory, equipment, instruments, promissory notes, documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, investment property (including the Pledged Interests), financial assets, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles, including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software (including any copyrights, trademarks and trade secrets of the software), customer lists, goodwill, and all licenses, leases, permits, agreements of any kind or nature, wherever located, whether now owned or hereafter acquired or arising and all accessions and improvements to, substitutions and replacements for and rents, profits and products and proceeds thereof (collectively, but excluding the Excluded Assets (as defined below), the “Collateral”).
(b)Notwithstanding the foregoing, the Collateral shall not include (i) any property where the granting of a security interest in such property would be prohibited by agreement, applicable law or regulation or, with respect to any pledge of equity interests owned by any Grantor in any entity that is not wholly-owned by such Grantor, the organizational documents of such entity (in each case, only to the extent that such contractual provisions are not rendered ineffective by applicable law or otherwise unenforceable), in each case, to the extent that a grant of a security interest therein would violate or invalidate such agreement or create a right of termination in favor of any other party thereto (other than any Grantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, and (ii) those assets as to which the Holders and Issuer agree in writing shall be excluded where the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the benefit to Holders of the security to be afforded thereby (collectively, the “Excluded Assets”); provided, however, “Excluded Assets” shall not include any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would in and of themselves constitute Excluded Assets).
(c)Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any applicable Uniform Commercial Code jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (i) indicate the Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (2) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment. Each Grantor hereby further irrevocably authorizes the Collateral Agent to file intellectual property security agreements with respect to the Collateral with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable.

(d)At any time and from time to time, each Grantor will duly execute, deliver and file with appropriate agencies such further instruments and documents, provide such further information and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers granted herein. Further to ensure the attachment, perfection and first priority of (subject to Permitted Liens (as defined below), and the ability of the Collateral Agent to enforce, the security interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, that if any Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper, deposit accounts, securities or investment property, electronic chattel paper, letter of credit rights, or commercial tort claims, or any Collateral shall come into possession of a bailee, such Grantor shall immediately notify the Collateral Agent thereof and take any action reasonably requested by the Collateral Agent to insure the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce, the security interest granted to Collateral Agent in any and all of the Collateral.
(e)In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default (as defined in the Debentures) , the Collateral Agent shall have the right to enter and remain upon the premises of any Grantor without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of such Grantor for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
(f)Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or applicable law, or any delay by the Collateral Agent in exercising the same, shall not operate as a waiver of any such right, remedy or option. The rights and remedies of the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent has.
(g)In the event that the proceeds of any sale, collection or realization on the Collateral are insufficient to pay in full all of the Secured Obligations, the Grantors shall be liable for the deficiency, together with interest thereon, together with the costs of collection and the reasonable fees, charges and disbursements of counsel.
(h)Upon request of the Collateral Agent, each Grantor shall use commercially reasonable efforts to obtain and deliver to the Collateral Agent fully executed control agreements with respect to any deposit, securities and investment accounts of such Grantor, in form and substance reasonably acceptable to the Collateral Agent.
(i)Upon the repayment in full in cash of the Secured Obligations, this Agreement and the security interests granted hereunder will thereafter automatically terminate and be of no further force or effect, and the Collateral Agent shall execute and/or deliver, at the expense of the Grantors, each document, instrument or filing reasonably requested by any Grantor to evidence the termination of this Agreement and such security interests.

(j)For purposes of this Agreement the following terms shall have the meanings set forth below:
(i)“Governing Agreements” means, with respect to any Ownership Interests, the applicable limited liability company operating agreements or applicable partnership agreements and the applicable Grantor’s rights, powers, and remedies under such limited liability company operating agreements or partnership agreements, as applicable, in each case, as the same may be amended, modified, extended, restated or replaced from time to time.
(ii)“Lien” means any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any security interest or lien arising from a mortgage, encumbrance, pledge, claim, charge, easement, servitude, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes.
(iii)“Ownership Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including limited liability company interests, general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934). Ownership Interests with respect to any entity shall include all rights, whether now existing or created, granted, or acquired in the future, whether by agreement or operation of law (including bankruptcy), to (1) the profits and losses of such entity, (2) payments, distributions and/or dividends by such entity of its income or assets from whatever source, and (3) manage or control or participate in the management or control of such entity, and any and all other rights with respect to such entity that are held or may be held, by agreement or operation of law, by the owners of such entity, including without limitation the right to exercise all voting, consensual and other powers of ownership pertaining thereto.
(iv)“Permitted Liens” means:
(1)Liens securing the Secured Obligations;
(2)Liens for taxes, assessments and governmental charges;
(3)Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles, as applicable at the relevant time(“GAAP”) shall have been made therefor;
(4)Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(5)Liens described on Schedule A, provided that any such Lien shall only secure the indebtedness that it secures on the date hereof and any Permitted Refinancing Indebtedness (as defined below) in respect thereof;
(6)Liens on equipment acquired by any Grantor in the ordinary course of its business to secure Permitted Purchase Money Indebtedness (as defined below) so long as such Lien only (A) attaches to such property, (B) secures the indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof and (C) the aggregate principal amount of all obligations secured thereby shall not exceed $250,000 at any time outstanding;
(7)deposits and pledges of cash securing (A) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (C) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;
(8)easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Grantor or any of its subsidiaries in the normal conduct of such Person’s business;
(9)Liens of landlords and mortgagees of landlords (A) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (B) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (C) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(10)the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capitalized lease), in each case extending only to such personal property; non-exclusive licenses of intellectual property rights in the ordinary course of business;
(11)judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default;
(12)rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(13)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;
(14)Liens solely on any cash earnest money deposits made by any Grantor in connection with any letter of intent or purchase agreement with respect to an acquisition; and
(15)Liens on cash collateral securing Indebtedness outstanding a letter of credit facility; provided, that the aggregate amount of such cash collateral does not exceed, at any time, 105% of the face amount of the letters of credit, surety bonds and/or other similar instruments outstanding under such letter of credit facility at such time; and
(16)Liens securing inventory financing incurred by any Grantor in the ordinary course of such Grantor’s business and consistent with such Grantor’s past practices; provided that such Liens shall be limited solely to the inventory financed by such specific financing and the direct cash proceeds thereof and shall not be granted or attached to any other assets of the Issuer and such financing shall be recourse solely to such inventory and proceeds and shall otherwise be non-recourse to the Issuer and its assets; and provided further that the aggregate amount outstanding at any time with respect to such financing shall not exceed $1,000,000.
(v)“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of indebtedness so long as:
(1)after giving effect to such extension, refinancing or modification, the amount of such indebtedness is not greater than the amount of indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);
(2)such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the indebtedness so extended, refinanced or modified;
(3)such extension, refinancing or modification is pursuant to terms that are materially not less favorable to any applicable Grantor than the terms of the indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and
(4)the indebtedness that is extended, refinanced or modified is not recourse to any Grantor or any of its subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the indebtedness that was refinanced, renewed, or extended.
(vi)“Permitted Purchase Money Indebtedness” means, as of any date of determination, indebtedness incurred to finance the acquisition of any fixed or capital assets secured by a Lien permitted under clause (6) of the definition of “Permitted Liens”; provided that (1) such indebtedness is incurred within 20 days after such acquisition, (2) such indebtedness when incurred shall not exceed the purchase price of the asset financed and (3) the aggregate principal amount of all such indebtedness shall not exceed $250,000 at any time outstanding.
(vii)“Pledged Interests” means (1) all Ownership Interests owned by a Grantor identified on Schedule B, (2) the certificates or instruments representing such Ownership Interests, and (3) all of such Grantor’s rights and prerogatives under the related Governing Agreements.
3.Representations, Warranties and Covenants. Each Grantor represents and warrants that:
(a)Such Grantor has good and marketable title to the assets purported to be owned by it, including, without limitation, the Collateral, in each case free and clear of any Lien of any third party, other than Permitted Liens. Each Grantor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including without limitation, to pledge and grant a security interest in such Grantor’s rights in the Collateral as contemplated hereby.
(b)This Agreement has been duly and validly executed by, and is the legal, valid and binding obligation of such Grantor and is enforceable against such Grantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or insolvency or similar laws affecting enforcement of creditors’ rights generally and by general principle of equity.

(c)Such Grantor is not left with unreasonably small capital after the transactions contemplated by this Agreement and is able to pay its debts (including trade debts) as they mature.
(d)No consent, authorization, approval or other action by, and no notice to or filing (other than filings and registrations necessary to perfect the Liens on the Collateral granted by such Grantor in favor of Collateral Agent) with, any person, entity, governmental authority or regulatory body is required to be obtained by such Grantor either (i) for the pledge by such Grantor of such Grantor’s rights in the Collateral pursuant hereto, (ii) for the guaranty by such Grantor of the Secured Obligations pursuant hereto, (iii) for the execution, delivery or performance of this Agreement by such Grantor or (iv) for the exercise by the Collateral Agent of any remedies with respect to the Collateral.
(e)Neither the execution, delivery or performance of this Agreement by any Grantor will (i) violate any applicable law, (ii) violate the organizational documents of such Grantor, or (iii) breach, violate or result in a default, or give rise to a termination, cancellation or acceleration right, under any material agreement, instrument or other contractual obligation of such Grantor.
(f)Such Grantor owns or licenses or otherwise has the right to use all intellectual property rights that are necessary for the operation of such Grantor’s business, without, to the knowledge of such Grantor, infringement upon or conflict with the rights of any other Person with respect thereto.
(g)Such Grantor shall promptly (and in no case later than three (3) business days after the occurrence thereof) notify the Collateral Agent and the Holders in writing of the occurrence of any Event of Default.
4.Remedies Upon Default. Upon the occurrence and during the continuance any Event of Default, the Collateral Agent may, and at the direction of the Holders of a majority in aggregate principal amount of the Debentures shall, pursue any and all remedies provided at law or in equity. If an Event of Default shall occur, the Collateral Agent shall have the right, upon written notice to the Issuer (which notice may be delivered by the Holders or the Collateral Agent and shall be given not less than ten (10) days prior to any sale, assignment or other disposition), with respect to the Collateral (whether or not the same shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent), to sell, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale or, to the extent permitted by law, at any private sale and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, to the fullest extent permitted by applicable law, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. The Collateral Agent’s remedies set forth above are not exclusive of any other available remedy or remedies, but each remedy shall be cumulative and shall be in addition to any other remedy given in this Agreement, at law, in equity, or by statute, whether now existing or hereafter arising. The exercise of any remedy or remedies shall not be an election of remedies. The remedies and rights of Collateral Agent may be exercised concurrently, alone, in any combination, or in any order that Collateral Agent deems appropriate. Any waiver or consent to waiver of any of the foregoing provisions shall not be construed as a bar to a waiver of any such right on any future occasion. Each Grantor hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact, with full irrevocable power and authority in the place and stead of such Grantor or in Collateral Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence of an Event of Default: generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though Collateral Agent was the absolute owner thereof for all purposes, and, at the expense of the Grantors, at any time, or from time to time, to do all acts and things which Collateral Agent deems necessary or desirable to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as any Grantor might do.
5.Appointment of Collateral Agent.
(a)Each of the Holders hereby designates and appoints the Collateral Agent as the collateral agent acting on behalf of the Holders with respect to the Collateral. The Collateral Agent hereby accepts such appointment on the terms and conditions set forth herein and acknowledges that is shall act as agent in accordance with the terms of this Agreement for and on behalf of each Holder.
(b)Each Holder hereby authorizes and directs the Collateral Agent to (i) execute this Agreement, (ii) exercise such rights and powers under this Agreement as are specifically granted or delegated to the Collateral Agent by the terms hereof, or as it may be reasonably directed in writing by any Holder, and (iii) perform the obligations of the Collateral Agent expressly set forth hereunder.
(c)Any action taken by the Collateral Agent in accordance with the provisions of this Agreement, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon the Holders. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(d)The Collateral Agent may perform any of its duties under Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.
(e)None of the Collateral Agent or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to the Holders for any recital, statement, representation, warranty, covenant or agreement made by a Grantor contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of the Debentures or this Agreement Documents, or for any failure of any Grantor or any other party to this Agreement to perform its obligations hereunder or for the value or sufficiency of any Collateral. None of the Collateral Agent or any of its Related Persons shall be under any obligation to the Holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books, or records of any Grantor.
(f)The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Holders of a majority in aggregate principal amount of the

Debentures, as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, loss and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request, direction, instruction or consent of the Holders of a majority in aggregate principal amount of the Debentures and such request and any action taken or failure to act pursuant thereto shall be binding upon the Holders.
(g)The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless an officer of the Collateral Agent shall have received written notice from any Holder or the Issuer referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Event of Default as may be requested by the Holders of a majority in aggregate principal amount of the Debentures in accordance with this Agreement.
(h)The Collateral Agent may resign at any time by notice to the Holders and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Agreement, the Holders of a majority in aggregate principal amount of the Debentures, with the prior written consent of the Issuer (such consent not to be (i) unreasonable withheld or delayed or (ii) required if an Event of Default has occurred and is continuing), shall appoint a successor Collateral Agent. If no successor Collateral Agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Holders, with the prior written consent of the Issuer (such consent not to be (1) unreasonable withheld or delayed or (2) required if an Event of Default has occurred and is continuing), a successor Collateral Agent. If no successor Collateral Agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation), the Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Agreement shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.
(i)The Collateral Agent shall be authorized to appoint co-Collateral Agents, agents, attorneys, custodians or nominees as necessary in its sole discretion. Neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.
(j)The Collateral Agent is the Holders’ agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession. Should a Holder obtain possession of any such Collateral, such Holder shall notify the Collateral Agent thereof and promptly deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
(k)The Collateral Agent shall have no obligation whatsoever to the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien granted pursuant to this Agreement the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Agreement, other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Debentures, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Holders as to any of the foregoing.
(l)No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action hereunder or take any action at the request or direction of the Holders unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Agreement, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described herein if it no longer reasonably deems any indemnity, security or undertaking from the Holders to be sufficient.
(m)The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Agreement or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.
(n)Neither the Collateral Agent nor the Holders shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Holders shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
(o)The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by any Grantor under this Agreement. The Collateral Agent shall not be responsible to the Holders or any other Person for (i) any recitals, statements, information, representations or warranties contained in the Debentures, this Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement; (ii) the execution, validity, genuineness, effectiveness or enforceability of this Agreement against any other party thereto; (iii) the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; (iv) the validity, enforceability or collectability of any Secured Obligations; (v) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Grantor or Holder; or (vi) any failure of any Grantor to perform its obligations under this Agreement. The Collateral Agent shall have no obligation to the Holders or any other Person to ascertain or inquire into the existence of any Event of Default, the observance or performance by any obligor of any terms of the Debentures and the Collateral Documents, or the satisfaction of any conditions precedent contained in the Debentures and any Collateral Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under the Debentures and the Collateral Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Collateral Documents.
(p)Each of the Grantors and the Holders agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Agreement or any actions taken pursuant hereto. Further, the Grantors and the Holders hereby agree and acknowledge that in the exercise of its rights under this Agreement, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.
(q)Notwithstanding anything to the contrary in the Debentures and this Agreement, in no event shall the Collateral Agent or the Holders be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Agreement (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent or the Holders be responsible for, and neither the Collateral Agent nor the Holders makes any representation regarding, the validity, effectiveness or priority of this Agreement or the security interests or Liens intended to be created hereby.
(r)Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Grantors, it may require an opinion of counsel as to such matter as the Collateral Agent may reasonable determined related thereto. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such opinion of counsel.
(s)Any Person into which the Collateral Agent or any successor to it as Collateral Agent shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent or any such successor to it shall be a party, or any Person to which the Collateral Agent or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.
6.Disclaimer of the Collateral Agent and the Holders.
(a)Neither the Collateral Agent nor the Holders shall be (i) accountable for the Issuer’s use of the proceeds from the Debentures or any money paid to the Issuer or upon the Issuer’s direction under any provision of the Debentures and (ii) responsible for any statement or recital herein or in the Debentures or any other document entered into in connection with the Debentures. Neither the Collateral Agent nor the Holders shall be responsible to make any calculation, evaluate, verify or independently determine the accuracy of any report, certificate or other information with respect to any matter under the Debentures. Neither the Collateral Agent nor the Holders shall have any duty to monitor or investigate any Grantor’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in the Debentures or in this Agreement, and may each assume performance absent written notice or actual knowledge to the contrary.
(b)No provision of this Agreement or any Collateral Document shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which, as a result thereof, the Collateral Agent shall become subject to taxation, being required to qualify to do business if not then so qualified or other consequence that, in the sole determination of the Collateral Agent is adverse to the Collateral Agent or in which the Collateral Agent shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.
(c)The Collateral Agent shall not, nor shall any receiver appointed by or any agent of the Collateral Agent, by reason of taking possession of any Collateral or any part thereof or any other reason or on any basis whatsoever, be liable to account for anything except actual receipts or be liable for any loss or damage arising from a realization of the Collateral or any part thereof or from any act, default or omission in relation to the Collateral or any part thereof or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to the Collateral or any part thereof unless such loss or damage shall be caused by its own willful misconduct or gross negligence as determined by a final non-appealable judgment issued by a court of competent jurisdiction. The Collateral Agent shall not have any responsibility or liability arising from the fact that the Collateral may be held in safe custody by a custodian. The Collateral Agent assumes no responsibility for the validity, sufficiency or enforceability (which the Collateral Agent has not investigated) of the Collateral purported to be created by this Agreement. In addition, the Collateral Agent has no duty to monitor the performance by the Grantors of their obligations to the Collateral Agent nor is it obliged (unless indemnified or secured (including by way of prefunding to its satisfaction) to take any other action which may involve the Collateral Agent in any personal liability or expense).
7.Proceeds of Collateral.
(a)The Collateral Agent shall be the secured party under the Collateral Documents and shall hold the Collateral, for the benefit of the Holders. The Holders will receive pro rata treatment in connection with all payments, distributions, collections or recoveries relating to the Collateral. Each payment or distribution by or from or received in connection with the exercise of remedies after an Event of Default in respect of the Collateral shall be shared and applied to the Obligations in accordance with this Section 7. The provisions contained herein concerning the Collateral and any and all money or other property received by the Collateral Agent upon the sale, lease, exchange, casualty loss or any other disposition of any Collateral (the “Proceeds”) shall be controlling, notwithstanding the terms of any agreement between the Holders and any Grantor under any other document or instrument between such parties, whether or not any bankruptcy or other insolvency proceeding shall at any time have been commenced with respect to any Grantor.

(b)The Proceeds of any sale, enforcement or other disposition of any of the Collateral or other distribution in respect of the Collateral, in each case following an Event of Default, to the extent received by the Collateral Agent, shall be applied by the Collateral Agent in the following order:
(i)first, to the payment of all reasonable costs, fees and expenses incurred by the Collateral Agent in connection with the realization upon the Collateral or incurred in connection with, or otherwise due to the Collateral Agent under, this Agreement;
(ii)second, to the payment of the Secured Obligations, which payment shall be paid to the Holders on a pro rata basis based on their respective shares of the Secured Obligations then outstanding, until all the Secured Obligations have been satisfied in full; and
(iii)third, to the payment to the applicable Grantor or as a court of competent jurisdiction may direct, or otherwise as required by law, if any surplus is then remaining from such proceeds.
(c)If at any time payment, in whole or in part, of any Proceeds distributed hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Holder receiving any portion of such Proceeds agrees, upon demand, to return the portion of such Proceeds it has received to the Person responsible for restoring or returning such Proceeds.
(d)Any Holder possessing Collateral agrees to act as bailee for the Collateral Agent in accordance with the terms and provisions hereof.
(e)Notwithstanding anything contained herein to the contrary, if the Collateral Agent, acting upon the instructions of the Holders, shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any Proceeds or other property received by the Collateral Agent to be distributed and shared pursuant to the terms of this Agreement are in a form other than immediately available funds, the Collateral Agent shall not be required to remit any share thereof under the terms hereof and the Holders shall only be entitled to their undivided interests therein as determined hereby. The Secured Parties shall receive the applicable portions of any immediately available funds consisting of Proceeds from such Collateral or proceeds of such non-cash Proceeds or other property so acquired only if and when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to the terms of this Agreement is held by the Collateral Agent pursuant to this Agreement, the Collateral Agent shall hold such Collateral or other property for the benefit of the Holders in accordance with their respective undivided interest therein and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Holders.
(f)Each Holder agrees that:

(i)it will provide the applicable percentage to the Collateral Agent to the extent necessary to enable the Collateral Agent to make distributions in accordance with this Agreement;
(ii)it will, not later than 30 days after it has become aware of the occurrence of any Event of Default under its Debentures which it believes will not be cured or waived, give the Collateral Agent notice, and if such notice is oral, confirmed in writing, of such Event of Default and stating that the same constitutes a Notice of Event of Default (a “Notice of Event of Default”) (provided that the failure to give such notice shall not constitute a waiver of such Event of Default); and
(iii)it will give the Collateral Agent immediate written notice of (1) any acceleration of any of the Obligations and (2) any demand made under, or any other enforcement action taken in respect of, any guarantee (provided, that the failure to give such notice shall not constitute a waiver or rescission of such acceleration, suspension, demand or enforcement action).
8.Compensation and Reimbursement of the Collateral Agent. The Grantors, jointly and severally, agree:
(a)to pay to the Collateral Agent such compensation as the Issuer and the Collateral Agent shall from time to time agree in writing for all services rendered by it hereunder which shall include, but not be limited to, an acceptance fee in an amount equal to $6,500 which shall be earned, due and payable to the Collateral Agent, for its own account, on the date hereof;
(b)except as otherwise expressly provided herein, to reimburse the Collateral Agent upon its request for all reasonable expenses and disbursements incurred or made by the Collateral Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except to the extent that any such expense, disbursement or advance may be attributable to the Collateral Agent’s gross negligence or willful misconduct; and
(c)to indemnify the Collateral Agent and its officers, agents, directors and employees for, and to hold them harmless against, any and all loss, damage, claims, liability or expense, including reasonable fees and expenses of counsel, arising out of or in connection with this Agreement, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Holders or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Agreement, except to the extent that such loss, damage, claim, liability or expense is due to such indemnified party’s gross negligence or willful misconduct.
9.Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or electronic mail, as follows:
(a)if to any Grantor:

Remark Holdings, Inc.
800 S. Commerce Street
Las Vegas, Nevada 89106
Attention: Shing Tao
(b)if to the Collateral Agent:
Argent Institutional Trust Company
1100 Abernathy Rd, Suite 480
Atlanta, Georgia 30328
Attention: Jane Strobel
(c)if to a Holder, at the address of such Holder specified in the Debenture held by such Holder.
10.Bankruptcy Remote. Neither Remark SPV Holdco LLC (“Holdco SPV”) nor Remark Holdings SPV, Inc. (the “Remark SPV”) shall at any time fail to be organized as a bankruptcy-remote entity having an operating agreement or bylaws, as applicable, in form and substance reasonably acceptable to the Holder (with such operating agreement and bylaws in effect on the date of this Agreement being deemed to be reasonably acceptable to the Holder), which an operating agreement or bylaws, as applicable, shall contain usual and customary provisions for (a) appointment of an independent director whose affirmative vote shall be required to commence an insolvency proceeding (the “Independent Director”) and (b) separateness representations and covenants. Holdco SPV shall not at any time fail to own 100% of the equity of Remark SPV. Remark SPV shall not at any time fail to own 100% of the equity of Sharecare, Inc. (the “ShareCare Shares”). Holdco SPV and Remark SPV, as applicable, shall have the following limitations on business activity: (i) Remark SPV’s sole business shall be the ownership and maintenance of the ShareCare Shares and being a Guarantor hereunder; (ii) Remark SPV shall grant no Liens except under this Agreement and shall have no creditors except the Holders and professional service providers (including, without limitation, attorneys, tax advisors and auditors); (iii) Holdco SPV’s sole business shall be owning 100% of the capital stock of Remark SPV and being a Guarantor hereunder; and (iv) other than Permitted Liens and the creditors with respect thereto, Remark SPV shall grant no Liens except under this Agreement and shall have no creditors except the Holders. Remark SPV shall be a wholly owned direct Subsidiary of Holdco SPV and Holdco SPV shall be a wholly owned direct Subsidiary of the Issuer. In addition, the Grantors shall cause each of Holdco SPV and Remark SPV to comply with all of their respective obligations, including obligations to maintain its special purpose vehicle separateness and bankruptcy remote structure, and the Loan Parties shall not amend any such provisions without the prior written consent of the Holders.
11.Governing Law; Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction and venue of the state courts located in the County of New York and/or federal courts located in the Southern District of New York in connection with any dispute arising under this Agreement, and each waives any objection based on forum non conveniens. This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with New York law. To the extent determined by such court, the Issuer shall reimburse the Holders and the Collateral Agent for any reasonable legal fees and disbursements incurred by the Holders or the Collateral Agent, as applicable, in enforcement of or protection of any of their respective rights under this Agreement.
12.Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered in accordance with Section 9), certificate, request, statement, disclosure or authorization related to this Agreement or the transactions contemplated hereby or thereby (each, an “Ancillary Document”) that is executed by an Electronic Signature (as defined below) transmitted by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. For purposes of this Agreement, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
13.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
14.Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
15.Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.
16.Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
[Signature Pages Follow]

REMARK HOLDINGS, INC.
By:	/s/ Kai-Shing Tao
Kai-Shing Tao
Chief Executive Officer

BIKINI.COM, LLC
REMARK AI, LLC

By:	Remark Holdings, Inc., its Sole Member

By:	/s/ Kai-Shing Tao
Kai-Shing Tao
Chief Executive Officer

REMARK HOLDINGS SPV, INC.
REMARK SPV HOLDCO LLC

By:	/s/ Kai-Shing Tao
Kai-Shing Tao
President

S-1
[Signature Page to Guaranty and Security Agreement]

MUDRICK DISTRESSED OPPORTUNITY
DRAWDOWN FUND II, L.P.
REMARK HOLDINGS, INC.
DRAWDOWN FUND II SC, L.P.
REMARK HOLDINGS, INC.
2020 DISLOCATION FUND, L.P.
REMARK HOLDINGS, INC.
MASTER FUND, L.P.
REMARK HOLDINGS, INC.
FUND, L.P.
BOSTON PATRIOT NEWBURY ST LLC
MERCER QIF FUND PLC

By:	Mudrick Capital Management, L.P., its
Investment Manager

By:	/s/ Glenn Springer
Glenn Springer
Chief Financial Officer

S-2
[Signature Page to Guaranty and Security Agreement]

3

ARGENT INSTITUTIONAL TRUST
COMPANY

By:	/s/ Jane Strobel
Jane Strobel
Vice President

Schedule A
Liens

Grantor	Secured Party	Collateral
Remark Holdings, Inc.	Bank of the West	Leased/financed computers, routers and related equipment, proceeds
	BMO Harris Bank, N.A.	Leased/financed computers, routers and all related equipment, proceeds

5

Schedule B
Pledged Interests

Grantor	Entity	Number of Shares	Percentage
Remark Holdings, Inc.	Remark Holdings SPV, Inc.	100	100%
Remark Holdings SPV, Inc.	Remark SPV Holdco LLC	--	100%
Remark Holdings, Inc.	Remark AI, LLC	--	100%
Remark Holdings, Inc.	Bikini.Com LLC	--	100%
Remark Holdings, Inc.	RAAD Productions, LLC	--	100%